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                                                                    Exhibit 10.4




                              EMPLOYMENT AGREEMENT

         Employment Agreement dated and effective as of February 3, 1994 (this "AGREEMENT"), between NANOPHASE TECHNOLOGIES CORPORATION, an Illinois corporation (with its successors and assigns, referred to as the "COMPANY"), and ROBERT CROSS (referred to as "CROSS").

                             PRELIMINARY STATEMENT

Cross is now employed as the president and chief executive officer of the Company.

         The Company desires to continue to employ Cross, and Cross wishes to continue to be employed by the Company, upon the terms and subject to the conditions set forth in this Agreement. The Company and Cross also wish to enter into the other agreements set forth in this Agreement, all of which are related to Cross's employment under this Agreement.

                                   AGREEMENT

         Cross and the Company therefore agree as follows:

         1. EMPLOYMENT FOR TERM. The Company hereby employs Cross and Cross hereby accepts employment with the Company for the period (the "TERM") beginning as of January 1, 1994, and ending on December 31, 1994, or upon the earlier termination of the Term pursuant to Section 6. Unless otherwise terminated as set forth in this Agreement, the Term shall be automatically renewed for successive one (1) calendar year periods after the first calendar year of the Term unless written notice of termination shall be given by the Company or by Cross to the other for any reason or for no reason at least ninety (90) days prior to the end of the then current calendar year. The end of the Term for any reason shall end Cross's employment under this Agreement, but shall not terminate Cross's or the Company's other agreements in this Agreement.

         2. POSITION AND DUTIES. During the Term, Cross shall serve as the president and chief executive officer of the Company. During the Term, Cross shall also hold such additional positions and titles as the Board of Directors of the Company (the "BOARD") may determine from time to time. During the Term, Cross shall devote substantially all of his business time and best efforts to his duties as an employee of the Company.

         3.  COMPENSATION.

                 (a) BASE SALARY. The Company shall pay Cross a base salary, beginning on the first day of the Term and ending on the last day of the Term, of not less than $130,000 per annum, payable on the Company's regular pay cycle for professional employees.

                 (b) BONUS PAYMENT. The Company shall pay Cross a bonus of not less than $26,000 with respect to calendar year 1994 upon a determination by the Board in its sole judgment of the acceptable achievement of milestones set forth on the attached Exhibit A for
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calendar year 1994 ("MILESTONES").  Such bonus shall be payable in a lump sum payment promptly upon such determination by the Board.

                 (c) STOCK OPTIONS. In connection with the execution of this Agreement, the Company has granted to Cross options to purchase up to 125,000 shares of the Company's common stock (the "INITIAL OPTIONS") under the Company's 1992 Stock Option Plan ("Plan"). The Company further agrees that the Company will grant to Cross the additional options to purchase common stock referred to in the Minutes of the Meeting of the Board held on February 3, 1994, upon a determination by the Board in its sole judgment of the acceptable achievement of Milestones and the other events referred to in such Minutes (the "ADDITIONAL OPTIONS", and together with the Initial Options, the "OPTIONS"), such Options to be granted under and pursuant to the terms of the Plan.

                 (d) OTHER AND ADDITIONAL COMPENSATION. Sections 3(a), 3(b) and 3(c) establish minimum salary and option grant levels for Cross during the Term, and shall not preclude the Board from awarding Cross a higher salary or more stock options at any time, nor shall they preclude the Board from awarding Cross additional bonuses or other compensation in the discretion of the Board.

         4. EMPLOYEE BENEFITS. During the Term, Cross shall be entitled to the employee benefits (other than health and medical benefits) made available by the Company generally to any other employee of the Company, including reasonable vacation time in accordance with Company policy. In addition, the Company will purchase and maintain for the benefit of Cross a term life insurance policy payable to Cross of up to $500,000, provided that the Company will not be obligated to pay monthly premiums in excess of $500.00.

         5. EXPENSES. The Company shall reimburse Cross for actual out-of-pocket expenses incurred by him in the performance of his services for the Company in accordance with the Company's policy for such reimbursements applicable to employees generally and upon receipt by the Company of appropriate documentation and receipts for such expenses, which expenses shall include without limitation economy rate travel to and from, and economy rate transportation and lodging in, the Chicago area.

         6.  TERMINATION.

                 (a) GENERAL. The Term shall end immediately upon Cross's death. The Company may end the Term at any time for any reason or no reason, in the absolute discretion of the Board (but subject to the Company's obligations under this Agreement).

                 (b) NOTICE OF TERMINATION. Promptly after it ends the Term, the Company shall give Cross notice of the termination, including a statement of whether the termination was for Cause (as defined in Section 7(a) below). The Company's failure to give notice



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under this Section 6(b) shall not, however, affect the validity of the
Company's termination of the Term.

         7.  SEVERANCE BENEFITS.

                 (a) "CAUSE" DEFINED. "Cause" means (i) willful and gross malfeasance or willful and gross misconduct by Cross in connection with his employment; (ii) Cross's gross negligence in performing any of his duties under this Agreement; (iii) Cross's conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime other than a misdemeanor; (iv) Cross's willful and gross breach of any written policy applicable to all employees adopted by the Company concerning conflicts of interest, political contributions, standards of business conduct or fair employment practices, procedures with respect to compliance with securities laws or any similar matters, or adopted pursuant to the requirements of any government contract or regulation; or (v) material breach by Cross of any of his agreements in this Agreement.

                 (b) TERMINATION WITHOUT CAUSE. If the Company ends the Term other than for Cause, the Company shall pay Cross an amount equal in annual amount to his base salary in effect at the time of termination during the period (the "Severance Period") of twenty six (26) full weeks after the effective date of termination, payable in proportionate amounts on the Company's regular pay cycle for professional employees and (if the last day of the Severance Period is not the last day of a pay period) on the last day of the Severance Period.

                 (c) TERMINATION FOR ANY OTHER REASON. If the Company ends the Term for Cause, or if Cross resigns as an employee or officer of the Company, or if Cross dies, then the Company shall have no obligation to pay Cross any amount, whether for salary, benefits, bonuses, or other compensation or expense reimbursements of any kind, accruing after the end of the Term, and such rights shall, except as otherwise required by law (or, with respect to the Options, as set forth in the Plan or the applicable Option Agreements), be forfeited immediately upon the end of the Term.

         8.  ADDITIONAL COVENANTS.

                 (a) CONFIDENTIALITY. Cross agrees to execute the Company's standard form of Confidentiality and Proprietary Rights Agreement promptly upon execution of this Agreement.

                 (b) "NON-COMPETITION PERIOD" DEFINED. "Non-Competition Period" means the period beginning at the end of the Term and ending either (i) 365 days after the end of the Severance Period, if the Company is obligated to make payments under Section 7(b), or (ii) 365 days after the end of the Term, if the Company is not obligated to make payments under Section 7(b).





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                 (c)      COVENANTS OF NON-COMPETITION AND NON-SOLICITATION.
Cross acknowledges that his services pursuant to this Agreement are unique and extraordinary, that the Company will be dependent upon Cross for the development and growth of its business and related functions, and that he will continue to develop personal relationships with significant customers of the Company and to have control of confidential information concerning, and lists of customers of, the Company. Cross further acknowledges that the business of the Company is national in scope and cannot be confined to any particular geographic area of the United States. For the foregoing reasons, Cross covenants and agrees that during the Non-Competition Period Cross shall not, directly or indirectly, engage in, be financially interested in, represent, render any advice or services to, or be employed by, any other business (conducted for profit or not for profit) that is competitive with the nanophase and ultrafine powder production business of the Company within the United States. For the reasons acknowledged by Cross at the beginning of this Section 8(c), Cross additionally acknowledges, covenants, and agrees that, during the Non-Competition Period, Cross shall not, directly or indirectly, whether on his own behalf or on behalf of any other person or entity, in any manner (A) solicit the business of or otherwise contact in any commercial capacity any person or entity that was a customer, supplier, or contractor of the Company for the purpose of obtaining business of the type performed by the Company, or
(B) solicit for employment any persons who were officers or employees upon the date of termination of his employment hereunder or at any time during a ninety-day period preceding such date of the Company or aid any competitive business organization in any attempt to hire any such officers or employees of the Company.

                 (d) EQUITABLE REMEDIES. Cross acknowledges, covenants and agrees that, in the event he shall violate any provisions of this Section 8, the Company will not have an adequate remedy at law and will therefore be entitled to enforce each such provision by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding without the necessity of proving damage and without prejudice to any other remedies that may be available at law or in equity. The foregoing restrictions shall not preclude Cross from the ownership of not more than three percent (3%) of the voting securities of any corporation whose voting securities are registered under
Section 12(g) of the Securities Exchange Act of 1934, even if its business competes with that of the Company.

         9.      SUCCESSORS AND ASSIGNS.

                 (a) CROSS. This Agreement is a personal contract, and the rights and interests that the Agreement accords to Cross may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him. Cross shall not have any power of anticipation, alienation or assignment of the payments contemplated by this Agreement, all rights and benefits of Cross shall be for the sole personal benefit of Cross, and no other person shall acquire any right, title or interest under this Agreement by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Cross. Except as





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so provided, this Agreement shall inure to the benefit of and be binding upon
Cross and his personal representatives, distributees and legatees.

                 (b) THE COMPANY. This Agreement shall be binding upon the Company and inure to the benefit of the Company and of its successors and assigns, including (but not limited to) any corporation that may acquire all or substantially all of the Company's assets or business or into or with which the Company may be consolidated or merged. This Agreement shall continue in full force and effect in the event that the Company sells all or substantially all of its assets, merges or consolidates, otherwise combines or affiliates with another business, dissolves and liquidates, or otherwise sells or disposes of substantially all of its assets. The Company's obligations under this Agreement shall cease, however, if the successor to, the purchaser or acquiror either of the Company or of all or substantially all of its assets, or the entity with which the Company has affiliated, shall assume in writing the Company's obligations under this Agreement (and deliver an executed copy of such assumption to Cross), in which case such successor or purchaser, but not the Company, shall thereafter be the only party obligated to perform the obligations that remain to be performed on the part of the Company under this Agreement.

         10. ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties concerning Cross's employment with the Company and supersedes all prior negotiations, discussions, understandings and agreements, whether written or oral, between Cross and the Company relating to the subject matter of this Agreement.

         11. AMENDMENT OR MODIFICATION, WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by Cross and by a duly authorized officer of the Company other that Cross. No waiver by any party to this Agreement of any breach by another party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

         12. NOTICES. Any notice to be given under this Agreement shall be in writing and delivered personally or sent by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below, or to such other address of which such party subsequently may give notice in writing:

If to Cross:                               Robert Cross
                                           P.O. Box 200
                                           Solebury, Pennsylvania  18963

If to the Company:                         Nanophase Technologies Corporation
                                           8205 S. Cass Avenue, Suite 105
                                           Darien,  Illinois  60561
                                           Attention:  President





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with a copy to:                   Bruce A. Zivian, Esq.
                                  Fitzpatrick Law Offices
                                  20 North Wacker Drive, Suite 2200
                                  Chicago, Illinois  60606

Any notice delivered personally or by overnight courier shall be deemed given on the date delivered and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date mailed.

         13. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable shall not be affected, and each provision of this Agreement shall be validated and shall be enforced to the fullest extent permitted by law. If for any reason any provision of this Agreement containing restrictions is held to cover an area or to be for a length of time that is unreasonable or in any other way is construed to be too broad or to any extent invalid, such provision shall not be determined to be entirely null, void and of no effect; instead, it is the intention and desire of both the Company and Cross that, to the extent that the provision is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and such other constraints or conditions (although not greater than those currently contained in this Agreement) as shall be valid and enforceable under the applicable law.

         14. SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

         15. HEADINGS. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience of reference, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

         16. WITHHOLDING TAXES. All salary, benefits, reimbursements and any other payments to Cross under this Agreement shall be subject to all applicable payroll and withholding taxes and deductions required by any law, rule or regulation of and federal, state or local authority.

         17. APPLICABLE LAW: JURISDICTION. The laws of the State of Illinois shall govern the interpretation, validity and performance of the terms of this Agreement, without reference to rules relating to conflicts of law.
Any suit, action or proceeding against Cross with respect to this Agreement, or any judgment entered by any court in respect thereof, may be brought in any court of competent jurisdiction in the State of Illinois, as the Company may





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elect in its sole discretion, and Cross hereby submits to the nonexclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                           NANOPHASE TECHNOLOGIES CORPORATION


                               By:     ________________________________________
                                       Leonard Batterson, Chairman of the Board


                                       __________________________________
                                       ROBERT CROSS







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